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                     INSTRUMENT OF EVIDENCE OF INDEBTEDNESS


     THIS INSTRUMENT OF EVIDENCE OF INDEBTEDNESS dated as of the 15th day of November, 1996, is by and between West Coast Entertainment Corporation, a Delaware corporation (the "Buyer"), and L. A. Video, Inc., an Ohio corporation (the "Seller"), in connection with the transactions contemplated by that certain Asset Purchase Agreement dated as of November 1, 1996, by and among the Buyer, the Seller, Andrew Mitchell and Larry Williams (the "Purchase Agreement"). Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings ascribed to them in the Purchase Agreement.

     WHEREAS, the Buyer has acquired substantially all of the assets and business of the Seller pursuant to the Purchase Agreement; and

     WHEREAS, in partial consideration for such assets and business, the Buyer has agreed to issue this Instrument, pursuant to which it will deliver to the Seller cash or shares of its Common Stock, at the times and on the terms described herein.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Buyer and the Seller hereby agree as follows:

     1. Payment of Indebtedness.

     (a) The Buyer shall deliver to the Seller, on the first anniversary date hereof, that number of shares of Common Stock, $.01 par value per share, of the Buyer ("Common Stock") as is determined by dividing (x) $176,000 by (y) the Market Value. The "Market Value" shall equal the average of the bid and asked prices per share of Buyer's Common Stock as reported on the Nasdaq Stock Exchange for each of the fifteen trading days ending on the business day preceding the date on which the Closing of the transaction contemplated by the Purchase Agreement occurred.

     The Buyer shall deliver to the Seller, on the date which is 18 months following the date hereof, that number of shares of Buyer Common Stock, as is determined by dividing (x) $264,000 by (y) the Market Value.







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     (b) Shares of Buyer Common Stock issuable pursuant to Section 1(a) above shall be registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC").

     (c)  If prior to the issuance of shares of Buyer Common Stock pursuant to
Section 1(a) above, the Buyer shall:

                (x) declare a dividend of Common Stock on its Common Stock,

                (y) subdivide outstanding Common Stock into a larger number of shares of Common Stock by reclassification, stock split or otherwise, or

                (z) combine outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise,

then the number of shares of Buyer Common Stock issuable pursuant to Section 1(a) events shall be adjusted proportionately so that thereafter the Seller shall be entitled to receive the number of shares of Common Stock which the Seller would have been entitled to receive after the happening of any of the events described above had the shares to be issued been issued immediately prior to the happening of such events. An adjustment made pursuant to this
Section 1(c) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

     2. Right of Set-Off. The Buyer shall be permitted to set off, against the number of shares deliverable to the Seller hereunder, amounts or obligations owed by the Principal or the Seller to the Buyer pursuant to the Purchase Agreement. In order to calculate the reduction in the number of shares which may be issuable by the Buyer hereunder for this purpose, each share shall be deemed to have a value equal to the Market Value.

     3. General.

     (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer and the Seller may not assign their respective rights and obligations hereunder without the prior written consent of the other party. Any assignment in contravention of this provision shall be void. The Seller may not transfer to any other person the right to receive shares of Buyer Common Stock hereunder without the prior consent of the Buyer.

     (b) Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by federal express or other reputable nationwide overnight courier service, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:



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            To the Seller:   Mr. Andrew Mitchell
                             First Choice Video
                             2125 East Main Street
                             Springfield, OH  45503

                             and

                             Mr. Larry Williams
                             655 Valley Ridge Court
                             Troy, Ohio 45373

            With a copy to:
                             Thomas Martin, Esq.
                             Jablinski, Folino, Roberts & Martin
                             214 W. Monument Avenue
                             Dayton, Ohio  45402

            To the Buyer:    West Coast Entertainment Corporation
                             9990 Global Road
                             Philadelphia, Pennsylvania  19115
                             Attn:  President

            With a copy to:  Hale and Dorr

                             60 State Street
                             Boston, MA  02109
                             Attn:  John H. Chory, Esq.

Unless otherwise specified herein, such notices or other communications shall be deemed received (1) on the date delivered, if delivered personally; (2) on the business day following delivery to an overnight courier; (3) three business days after being sent, if sent by registered or certified mail; or (4) on the date of actual delivery, if sent by any other method.

     (c) Arbitration.

     (i) Any dispute, controversy or claim between the parties arising out of or relating to this Agreement, a breach hereof or the transactions contemplated hereby, shall be settled by arbitration in accordance with the provisions of this






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Section 3(c).  Any arbitration pursuant to this Section 3(c) shall be conducted by a single arbitrator appointed by the Philadelphia, Pennsylvania office of the American Arbitration Association upon the request of any party. The arbitrator shall have a minimum of five years of experience in the area of business relevant to the particular dispute. Each of the two parties to the dispute shall be permitted to submit only one proposal to the arbitrator, and the arbitrator shall be required to choose one of such two proposals as the resolution of the dispute. The arbitrator may proceed to a resolution notwithstanding the failure of a party to participate in the proceedings. Each of the parties shall pay its own costs and expenses in connection with any such arbitration, and the parties shall share equally in the fees and expenses of the arbitrator.

     (ii) The parties agree that any such arbitration will occur in Philadelphia, Pennsylvania, any such arbitration award shall be final and binding upon the parties, may be entered in any court having jurisdiction and shall not be appealable by either party in any court.

     (d) Entire Agreement; Amendments; Attachments. The Buyer and the Seller may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the Buyer and the Seller.

     (e) Section Headings. The section headings contained in this Instrument are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     (f) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (g) Counterparts. This Instrument and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     (h) Governing Law. This Instrument shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

     IN WITNESS WHEREOF, this Instrument has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Buyer.

           WEST COAST ENTERTAINMENT CORPORATION


           By  /s/ Richard Kelly
               ----------------------------

           Title  Chief Financial Officer
                 --------------------------



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AGREED TO AND ACCEPTED AS OF
THE DATE FIRST SET FORTH ABOVE:

L. A. VIDEO, INC.


By /s/ Andrew D. Mitchell
   ----------------------------
     Andrew Mitchell, President